EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(CHIEF FINANCIAL OFFICER)

In connection with the Quarterly Report of SourcingLink.net, Inc. (the “Company”) on Form 10-QSB for the period ended September 30, 2003 (the “Report”), I, Gary Davidson, Chief Financial Officer and Chief Operating Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2003

/s/ Gary J. Davidson
Gary J. Davidson Chief Financial Officer and Chief Operating Officer